UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BELLA VIAGGIO, INC.
(Name of Small Business Issuer in its charter)

Nevada	7231	38-3759675
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

665 Ashford Place
Brentwood, California 94513
(925) 420-6315

(Address and telephone number of principal executive offices)

665 Ashford Place
Brentwood, California 94513
(925) 420-6315

(Address of principal place of business or intended principal place of business)

Val-U Corp Services, Inc.
1802 North Carson Street
Suite 212
Carson City, Nevada 89701
(775) 887-8853

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as is practicable following filing with the Securities and Exchange Commission.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. 

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	750,000	$0.10[1]	$75,000	$2.30 [2]

[1]      No exchange or over-the-counter market exists for Bella Viaggio, Inc. common stock.  The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2]      Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended “Securities Act”.  Estimated for the sole purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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BELLA VIAGGIO, INC.

PROSPECTUS

75,000 shares of common stock, .0001 par value, no minimum / 75,000 maximum,
Offered by Bella Viaggio, Inc.

Securities Being Offered by Bella Viaggio, Inc.	Bella Viaggio, Inc. is offering 750,000 shares at an offering price of $0.10 per share. There is currently no public market for the common stock.

Minimum Number of Shares To Be Sold in This Offering	None

This is a "self-underwritten" public offering, with no minimum purchase requirement.

1.	Bella Viaggio, Inc. is not using an underwriter for this offering.
2.
The offering expenses shown do not include legal, accounting, printing and related costs incurred in making this offering. Bella Viaggio, Inc. will pay all such costs, which it believes to be $7002.30.

3.	There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.
4.	Bella Viaggio, Inc. may, at its discretion, extend the offer up to an additional two (2) years from the date this offer is declared effective.

	Per Share (Non Minimum)	If Maximum Sold by Bella Viaggio, Inc. (750,000)
Price to Public	$0.10	$0.10
Underwriting Discounts/Commissions	0.00	0.00
Proceeds to Registrant	$0.10	$75,000

This offering involves a high degree of risk; see "Risk Factors" beginning on page 8 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. Bella Viaggio, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of this Prospectus is _____________________

TABLE OF CONTENTS

Page Number

Summary Information Risk Factors	5
Risk Factors	7
Bella Viaggio’s Auditor has substantial doubts as to Bella Viaggio’s ability to continue as a going concern.	7
If we complete a financing through the sale of additional shares of our common stock, then shareholders will experience dilution.	7
Because we lack an operating history, we face a high risk of business failure, which may result in the loss of your investment.	7
Because management does not have any technical training in the day spa sector, our business has a high risk of failure.	8
Our ability to open a new location will be dependent upon obtaining building and construction permits. If we are unable to do so, our business will fail.	8
If we are unable to attract and hire experienced and licensed professionals to staff our facilities, our business will fail.	8
Bella Viaggio’s success is dependent on current management, who may be unable to devote sufficient time to the development of Bella Viaggio’s business plan, which could cause the business to fail.	8
Because two existing stockholders own a majority of the outstanding common stock, future corporate decisions will be controlled by these persons, whose interests may differ from the interests of other stockholders and may be adverse to those other shareholders' interests.	8
There is currently no market for Bella Viaggio’s common stock, but if a market for our common stock does develop, our stock price may be volatile.	9
Our stock is a Penny Stock. Trading of our stock may be restricted by the SEC’s Penny Stock regulations and the NASD’s Sales Practices requirements, which may limit a stockholder’s ability to buy and sell our stock.	9
While Bella Viaggio expects to apply for listing on the OTC Bulletin Board (OTCBB), we may not be approved, and even if approved, we may not be approved for trading on the OTCBB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.	10
Sales of our stock under Rule 144 could reduce the market price of our shares	10
Because we do not have an audit committee, shareholders will have to rely on the sole Director who is not independent, to perform these functions.	10
Bella Viaggio plans to purchase some products overseas, and is therefore subject to risks related to currency fluctuations and regulation that may adversely affect the Company.	11
The Company’s inability to secure leases and facilities on terms consistent with our operating model will cause the business to fail.	11
Bella Viaggio has limited financial resources at present, and proceeds from the offering may not be used to fully develop its business.	11
Bella Viaggio has no customers to date, and may not develop sufficient customers to stay in business.	11
Because we do not have an Escrow or Trust Account for Investor’s Subscriptions, if we file for Bankruptcy Protection or are forced into Bankruptcy Protection, Investors will lose their entire investment.	11
Bella Viaggio may be unable to complete its website, which is necessary to promote and market its products and services.	12
Bella Viaggio will rely upon consultants for web development, and the consultant may not complete the work within the set framework and on time.	12
While we expect to apply for listing on the OTC Bulletin Board (OTC BB), we may not be approved, and even if this Registration Statement is approved, we may not be approved for trading on the OTC BB; therefore, shareholders may not have a market to sell their shares, either in the near term or in the long term or both.	12
If we do not receive additional financing, our business will fail.	12
Forward Looking Statements	13
Use of Proceeds	14
Determination of Offering Price	15
Dilution	15
Plan of Distribution	16
Legal Proceedings	17
Directors, Executive Officers, Promoters and Control Persons	17
Security Ownership of Certain Beneficial Owners and Management	19
Description of Securities	19
Interest of Named Experts and Counsel	20
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	20
Organization within Last Five Years	20
Description of Business	21
Plan of Operation	23
Description of Property	28
Certain Relationships and Related Transactions	28
Market for Common Equity and Related Stockholder Matters	29
Executive Compensation	30
Financial Statements	F-1
Changes In and Disagreements With Accountants on Accounting and Financial Disclosure	31

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SUMMARY INFORMATION

Prospectus Summary:  The following summary is supported by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 7 - 13.

Company History

Bella Viaggio, Inc. ("Bella Viaggio" or “The Company”) is a development stage Company that was incorporated on June 6, 2007, under the laws of the State of Nevada.

The principal offices are located at 665 Ashford Place, Brentwood, California. The telephone number is (925) 420-6315. The fax number is (925) 420-6315.

Since becoming incorporated, Bella Viaggio has not made any significant purchases or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Bella Viaggio has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings.  Our fiscal year end is December 31st.

Bella Viaggio, Inc. is looking to enter into the ownership and operation of beauty and personal care salons providing hair cutting, styling, perming, coloring, nails, tanning and day spa services.

Bella Viaggio intends to establish itself as a one stop shop specializing in services that will be attractive to today’s busy working adults, with prices and operating hours that will accommodate their busy schedules.  The Company will identify a range of services most in demand within its marketing area and maintain operating hours that will meet the needs of working couples.

Bella Viaggio intends to create brand name awareness amongst spa goers with incomes sufficiently high to justify the purchase of our menu offerings. The targeted market is middle to upper middle class married and working women.

Bella Viaggio will source much of the spa products to be used, such as lotions, shampoos, rinses, towels, slippers and apparel in France, Italy and China. Once the Company has selected a range of apparel and  products and negotiated pricing, it will purchase a small quantity in order to make inventory available to stock the first location.

As of July 31, 2007, the date of the Company's last audited financial statements, Bella Viaggio has raised $3,500 through the sale of common stock. There is approximately $3,275 cash on hand and in the corporate bank accounts. Bella Viaggio currently has no liabilities. In addition, Bella Viaggio anticipates additional costs associated with this offering will be approximately $3502.30. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of Bella Viaggio filed with this prospectus.

Since our inception, we have been engaged in business planning activities, including researching the industry, developing our economic models and financial forecasts, performing due diligence regarding potential geographic locations most suitable for our services, investigating real estate locations suitable for operating units, costing of future build-out costs and identifying future sources of capital.

Management

Currently, Bella Viaggio has one Officer and Director. Our Officer and Director has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of Bella Viaggio. Other than the Officer/Director, there are no employees at the present time and there are no plans to hire employees during the next twelve months.

The Offering

Bella Viaggio’s common stock is not presently traded on any market or securities exchange. 2,200,000 shares of common stock are issued and outstanding as of the date of this prospectus. Bella Viaggio plans to offer its shares to the public, with no minimum amount to be sold.

Bella Viaggio is offering for sale common stock.  If we are unable to sell its stock and raise money, Bella Viaggio’s business would fail as it would be unable to complete its business plan.

Bella Viaggio is offering up to 750,000 shares of common stock at an offering price of $0.10 per share. There is currently no public market for the common stock. Bella Viaggio intends to apply to have the common stock quoted on the OTC Bulletin Board (OTC BB). No trading symbol has yet been assigned. Bella Viaggio’s Officer, Director and affiliate own 2,033,333 shares of Restricted Common Stock.  Two non-affiliated entities own 166,667 shares of Restricted Common Stock.

There are 2,200,000 shares of common stock issued and outstanding as of the date of this prospectus.

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We have engaged in preliminary discussions with an NASD Market Maker to file our application on Form 211 with the NASD, but as of the date of this registration statement, no filing has been made. The current absence of a pubic market for our common stock may make it more difficult for you to sell shares of our common stock that you own.

Summary of Financial Data

As of July 31, 2007

Revenues	$0

Operating Expenses	$225

Earnings (Loss)	$($225)

Total Assets	$3,275

Working Capital	$3,275

Shareholder’s Equity	$3,275

RISK FACTORS

An investment in our common stock involves a high degree of risk and should be considered a speculative investment. You should carefully consider the risks described below and the other information in this prospectus. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

We cannot assure any investor that we will successfully address these risks.

Bella Viaggio’s auditor has substantial doubts as to Bella Viaggio’s ability to continue as a going concern.

Our auditor's report on our July 31, 2007 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unable or unwilling to loan or advance any capital to Bella Viaggio, we believe that if we do not raise at least $25,000 from our offering, we may be required to suspend or cease the implementation of our business plans within 12 months. Since there is no minimum and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to continue to deploy its business strategies. See “July 31, 2007 Audited Financial Statements - Auditors Report."

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern it may be more difficult for the Company to attract investors. Bella Viaggio incurred a net loss of $225.00 for the period from inception to July 31, 2007, and we have no revenue. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the sale of our products. We plan to seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

If we complete a financing through the sale of additional shares of our common stock in the future, then shareholders will experience dilution.

The most likely source of future financing presently available to us is through the sale of shares of our  Common Stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.

Because we lack an operating history, we face a high risk of business failure, which may result in the loss of your investment.

Bella Viaggio is a development stage Company and has not even begun the initial stages of product sourcing overseas. Thus, we have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on June 6, 2007 and to date have been involved primarily in organizational activities and market research. We have never been profitable and have never generated any revenue.  Based upon current plans, we expect to incur operating losses in future periods. We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

Because management does not have any technical experience in the day spa sector, our business has a high risk of failure.

While management has training and experience in project estimating, cost accounting, retail store openings, personnel management and the compliance issues surrounding public entities, management does not have technical training in spa operations or cosmetic procedures offered to clients. As a result, we may not be able to recognize and take advantage of opportunities in the day spa sector without the aid of consultants. Also, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in the industry. Management’s decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

Our ability to open a new facility will be contingent on obtaining proper building and municipal permits. If we are unable to do so, our business will fail.

In order to open a new spa location, construction and operating permits must be acquired from various governmental agencies. Depending upon zoning, our proposed usage may be unacceptable to these governing bodies. In such circumstances, we will be forced to abandon the location and seek out another. If no suitable location can be found, our business will fail.

If we are unable to attract and hire experienced and licensed professionals to staff our facilities, our business will fail.

Our business depends greatly upon the hiring and retention of qualified licensed professionals. Though the beauty schools have large numbers of students, seldom are these graduates trained in the types of procedures used by day spas. Experienced individuals are required and there can be no assurance that we will be able to attract and retain such individuals.

Bella Viaggio’s success is dependent on current management, who may be unable to devote sufficient time to the development of Bella Viaggio’s business plan, which could cause the business to fail.

Bella Viaggio is heavily dependent on the management experience that our sole Officer and Director,
Ronald Davis, brings to the Company. If something were to happen to him, it would greatly delay its daily operations until further industry contacts could be established. Furthermore, there is no assurance that suitable people could be found to replace Mr. Davis. In that instance, Bella Viaggio may be unable to further its business plan. Additionally, Mr. Davis is employed outside of Bella Viaggio.  Mr. Davis has been and continues to expect to be able to commit approximately 10 hours per week of his time, to the development of Bella Viaggio’s business plan in the next twelve months. If management is required to spend additional time with outside employment, he may not have sufficient time to devote to Bella Viaggio and Bella Viaggio would be unable to develop its business plan.

Because two existing stockholders own a majority of the outstanding common stock, future corporate decisions will be controlled by this person, whose interests may differ from the interests of other stockholders, and may be adverse to those other shareholders' interests.

Currently, our Officer, sole Director and affiliate owns 92.4% of the outstanding shares of the Company.  If we are successful in selling all the shares in this Offering, the sole Officer and Director and affiliate will own approximately 68.93% of the outstanding shares of common stock. Accordingly, they will have significant influence in determining the outcome of all corporate transactions, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of this stockholder may differ from the interests of the other stockholders, and they may make decisions, as a stockholder, with which the other stockholders may not agree. Such decisions may be detrimental to Bella Viaggio’s business plan and/or operations and they may cause the business to fail.

There is currently no market for Bella Viaggio’s common stock, but if a market for our common stock does develop, our stock price may be volatile.

There is currently no market for Bella Viaggio’s common stock and there is no assurance that a market will develop. If a market develops, it is anticipated that the market price of Bella Viaggio’s common stock will be subject to wide fluctuations in response to several factors including:

o	The ability to complete the development of Bella Viaggio in order to provide those products and services to the public;
o	The ability to generate revenues from sales;
o	The ability to generate brand recognition of the Bella Viaggio products and services and acceptance by consumers;
o	Increased competition from competitors who offer competing services; and
o	Bella Viaggio’s financial condition and results of operations.

Our stock is a Penny Stock.  Trading of our stock may be restricted by the SEC’s Penny Stock regulations and the NASD’s Sales Practices requirements, which may limit a stockholder’s ability to buy and sell our stock.

The Company’s common shares may be deemed to be “penny stock” as that term is defined in Regulation Section “240.3a51 -1” of the Securities and Exchange Commission (the “SEC”). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a “recognized” national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years. Section “15(g)” of the United States Securities Exchange Act of 1934, as amended, and Regulation Section “240.15g(c)2” of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor’s account. Potential investors in the Company’s common shares are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be “penny stock”. Moreover, Regulation Section “240.15g -9” of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in the Company’s common shares to resell their common shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

While Bella Viaggio expects to apply for listing on the OTC Bulletin Board (OTC BB), we may not be approved, and even if approved, we may not be approved for trading on the OTC BB; therefore shareholders may not have a market to sell their shares, either in the near term or in the long term, or both.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTC BB, and we may not meet the requirements for listing on the OTC BB.  If we do not meet the requirements of the OTC BB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

Sales of our stock under Rule 144 could reduce the market price of our shares.

All of the 2,200,000 shares of our common stock held by affiliates are restricted securities under Rule 144 of the Securities Act of 1933. None of our shares held by affiliates are currently eligible for resale until 90 days after the effective date of this registration statement. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of not less than one year, may not sell more than one percent of the total issued and outstanding shares in any 90 day period and must resell the shares in an unsolicited brokerage transaction at the market price. These restrictions do not apply to re-sales of shares under Rule 144(k). The availability for sale of substantial quantities of common stock under Rule 144 could reduce prevailing market prices of our securities.

Because we do not have an audit committee, shareholders will have to rely on the sole Director who is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The sole member of the Board of Directors is not an independent director. Thus, there is a potential conflict in that the sole board member is also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

Bella Viaggio plans to purchase products overseas, and is therefore subject to risks related to currency fluctuations and regulation that may adversely affect the Company.

A significant aspect of the Company's strategy is to purchase its products overseas, mostly in China. There are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in controlling product supply from foreign factories, longer than anticipated delivery cycles, fluctuations in currency exchange rates and overall political instability. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's potential future operations and, consequently, on the Company's business, operating results and financial condition.

The Company may purchase its products and services in currencies other than the United States dollar, which would make the management of currency fluctuations difficult and expose the Company to risks in this regard. The Company's results of operations are subject to fluctuations in the value of various currencies against the United States dollar. Although management will monitor the Company's exposure to currency fluctuations, there can be no assurance that exchange rate fluctuations will not have a material adverse effect on the Company's results of operations or financial condition. Furthermore, as a corporation based in the United States, Bella Viaggio may face difficulties in obtaining and/or enforcing local judgments it may obtain overseas, particularly in China.

The Company’s inability to secure leases and facilities on terms consistent with our operating model will cause the business to fail.

Besides payroll, the cost of real estate leases is the largest cost associated with a contemporary day spa. As of the date of this filing, we have not entered into a formal lease agreement for a specific spa location.

Even if we were able to reach an agreement, we may not be able to obtain the financing necessary to complete the project. If we are unable to obtain a suitable location or to develop an economically viable project, our business will fail.

Bella Viaggio has limited financial resources at present and proceeds from the offering may not be used to fully develop its business.

Bella Viaggio has limited financial resources as of July 31, 2007 $3075.00 of cash on hand. If it is unable to develop its business plan, it may be required to divert certain proceeds from the sale of Bella Viaggio’s stock to general administrative functions. If Bella Viaggio is required to divert some or all of proceeds from the sale of stock to areas that do not advance the business plan, it could adversely affect its ability to continue by restricting the Company's ability to become listed on the OTC BB; advertise and promote the Company and its products; travel to develop new marketing, business and customer relationships and retain and/or compensate professional advisors.

Bella Viaggio has no customers to date, and may not develop sufficient customers to stay in business.

Bella Viaggio has not sold any products or provided any services, and may be unable to do so in the future. In addition, if Bella Viaggio is unable to develop sufficient customers for its products, it will not generate enough revenue to sustain its business, and may have to adjust its business plan, or it may fail.

Because we do not have an Escrow or Trust Account for Investor’s Subscriptions, if we file for Bankruptcy Protection or are forced into Bankruptcy Protection, Investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account.  Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

Bella Viaggio may be unable to complete its website, which is necessary to promote and market its products.

Bella Viaggio does not currently have a website as such the Company is not yet operational. Bella Viaggio intends to use the website as a promotional and marketing tool for its customers to use. Bella Viaggio has allocated from $3,000 up to $15,000 to develop the website in the next twelve months if it is able to raise capital through this prospectus. Bella Viaggio intends to use the website as an "on-line catalogue" for its customers to be able to view the entire line of products and services. In addition, the website will be used as a tool for clients to use to schedule appointments. If this website is not available, Bella Viaggio may not be able to adequately market its products and services to potential customers.

Bella Viaggio will rely upon consultants for web-development, and the consultant may not complete the work within the set framework and on time.

Bella Viaggio is also heavily dependent on the web consultant to develop the website in a timely manner and within budget. If the consultant does not fulfill his duties, Bella Viaggio may not be able to find another consultant with specific expertise to develop its website.

While we expect to apply for listing on the OTC Bulletin Board (OTC BB), we may not be approved, and even if this Registration Statement is approved, we may not be approved for trading on the OTC BB; therefore, shareholders may not have a market to sell their shares, either in the near term or in the long term or both.

We can provide no assurance to investors that our common stock will be traded on any exchange or electronic quotation service. While we expect to apply to the OTC Bulletin Board, we may not be approved to trade on the OTC BB, and we may not meet the requirements for listing on the OTC BB.  If we do not meet the requirements of the OTC BB, our stock may then be traded on the "Pink Sheets," and the market for resale of our shares would decrease dramatically, if not be eliminated.

If we do not receive additional financing, our business will fail.

We have determined that our current operating funds are not sufficient to complete our intended business objectives. As of  July 31, 2007, we had cash on hand in the amount of $3075. The net proceeds of our direct offering of the shares are estimated at $75,000 and are expected to be used for expenses related to this initial public offering. We will have to allocate additional capital for development costs of our future operating units. Our current cash position will not cover these costs. We will need to raise additional capital in order to cover the costs of our business plan implementation. We do not currently have any arrangements for financing and may not be able to find such financing that is required. We currently do not have any operations and we do not have any income.

The most likely options for future funds that will be available to us are through debt financing and through the sale of equity capital. We will only be able to secure debt financing for location build out if we are able to prove that the proposed location is economically viable and adequate collateral can be pledged to the lender to cover the amount of the loan. We do not have any arrangements in place for debt financing or the sale of our securities.

These risk factors, individually or occurring together, would likely have a substantial negative effect on Bella Viaggio’s business and would likely cause it to fail.

USE OF PROCEEDS

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. Bella Viaggio uses words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.

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Our offering is being made on a self-underwritten basis - no minimum of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. There is no assurance that Bella Viaggio will raise the full $75,000 as anticipated.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the Company. For further discussion see Plan of Operation on page 22:

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS FROM THIS OFFERING	$18,750	$37,500	$56,250	$75,000

Less: OFFERING EXPENSES
SEC Filing Expenses	$2,000	$2,000	$2,000	$2,000
Printing	$500	$500	$500	$500
Transfer Agent	$1,500	$1,500	$1,500	$1,500

SUB-TOTAL	$4,000	$4,000	$4,000	$4,000

Less: LOCATION RESEARCH
Research	$500	$1,000	$3,000	$4,000
Travel / Review Potential Sites	$1,000	$3,000	$5,000	$5,000
Initial Sample Purchases	$1,000	$1,000	$1,000	$1,000

SUB-TOTAL	$2,500	$5,000	$9,000	$10,000

Less: SALES & MARKETING
Web Site Development	$3,000	$7,500	$12,000	$15,000
Trade Show Attendance	$1,000	$2,000	$3,000	$4,000
Mass Email & Direct Mail Campaign	$2,500	$5,000	$7,500	$10,000

SUB-TOTAL	$6,500	$14,500	$22,500	$29,000

Less: ADMINISTRATION EXPENSES
Office, Stationery, Telephone, Internet	$1,000	$2,000	$2,000	$2,000
Legal and Accounting	$2,500	$5,000	$10,500	$25,000
Working Capital	2,250	$7,000	$8,250	$5,000

SUB-TOTAL	$5,750	$14,000	$20,750	$32,000

TOTALS	$18,750	$37,500	$56,250	$75,000

The above figures represent only estimated costs.

International travel to source products consists of travel to France, Italy and China to visit various manufacturers of professional spa products and/or their agents or representatives. The main cities to be visited would be Paris, Milan, Shanghai, Shenzhen, and Guangzhou. Shanghai and Shenzhen would have more factory agents or representatives, while Guangzhou, located in southern China, is a large factory city where many of Bella Viaggio’s products may be manufactured.  Domestic travel will consist of visits to potential independent contractors for the purpose of website development site selection.

Once the Company has successfully identified the promotional type of products it would like to carry in its product line, the Company will purchase a limited number of samples of the selected products to showcase on its website and for shipment of samples to prospective clients.

The Company will then hire an Internet consultant to design and build a website that would showcase the products and the ambience of the spa as well as what we have to offer to prospective clients. The design of our website will be such that a client will be able to set an appointment for services and in between appointments, purchase products that are sold directly to clients either in the spa or on the internet.

There are several trade shows in America that are dedicated to the spa and salon industries. The Company would, at a minimum, attend such trade shows and, if finances allow, have an exhibit booth to display its product line.

Legal and accounting fees refer to the normal legal and accounting costs associated with filing this Registration Statement.

Readers will note that Bella Viaggio has already raised a total of $3,500 from the sale of stock. A total of $3,500 has been raised from the sale of stock to our Officer, sole Director and affiliate—this stock is restricted and is not being registered in this offering. The offering expenses associated with this offering are believed to be $7002.30 As of July 31, 2007, Bella Viaggio had a balance of $3,275 in cash. Some services related to this offering were paid for in Common stock rather than cash payment. This will not allow Bella Viaggio to pay the entire expenses of this offer from cash on hand. After the Company closes the offering, $3,577.30 of the offering expenses are anticipated to be paid out of the proceeds of this offering.

One of the purposes of the offering is to create an equity market, which allows Bella Viaggio to more easily raise capital, since a publicly traded Company has more flexibility in its financing offerings than one that does not.

DETERMINATION OF OFFERING PRICE

There is no established market for the Registrant's stock. Bella Viaggio’s offering price for shares sold pursuant to this offering is set at $0.10. Our existing shareholders paid $0.001489 per. share. The additional factors that were included in determining the sales price are the lack of liquidity (since there is no present market for Bella Viaggio stock) and the high level of risk considering the lack of operating history of Bella Viaggio.

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.  Assuming all shares offered herein are sold, and given effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $78,275 or $0.026533 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate dilution of approximately $0.07347 per share while our present stockholders will receive an increase of $0.02507 per share in the net tangible book value of the shares they hold.  This will result in a 73.47% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the Common Stock in this offering.  While this offering has no minimum, the table below includes an analysis of the dilution that will occur if only 25%, 50%, 75%  of the shares are sold, as well as the dilution if all shares are sold:

	25% of	50% of	75% of	Maximum
	Offering	Offering	Offering	Offering

Offering Price Per Share	$0.10	$0.10	$0.10	$0.10

Book Value Per Share Before the Offering	$0.001488	$0.001488	$0.001488	$0.001488

Book Value Per Share After the Offering	$0.009225	$0.015835	$0.021547	$0.026533

Net Increase to Original Shareholders	$0.007736	$0.014360	$0.020077	$0.026466

Decrease in Investment to New Shareholders	$0.090775	$0.084165	$0.078453	$0.073466

Dilution to New Shareholders (%)	90.77%	84.17%	78.45%	73.47%

PLAN OF DISTRIBUTION

The offering consists of a maximum number of 750,000 shares being offered by Bella Viaggio at $0.10 per share.

Company Offering

Bella Viaggio is offering for sale common stock. If Bella Viaggio is unable to sell its stock and raise money, it may not be able to complete its business plan and may fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by Bella Viaggio. All of these shares will be issued to business associates, friends, and family of the current Bella Viaggio’s shareholders. The Officer and Director of Bella Viaggio, Ronald A. Davis, will not register as broker-dealers in connection with this offering. Ronald Davis will not be deemed to be a broker pursuant to the safe harbor provisions of Rule 3a4-1 of the Securities and Exchange Act of 1934, since he is not subject to statutory disqualification, will not be compensated directly or indirectly from the sale of securities, is not an associated person of a broker or dealer, nor has he been so associated within the previous twelve months, and primarily performs substantial duties as Officer and Director that are not in connection with the sale of securities, and has not nor will not participate in the sale of securities more than once every twelve months.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock. If an exemption is not available, these regulations require broker-dealers to  make a suitability determination prior to selling penny stock to the purchaser, receive the purchaser's written consent to the transaction and provide certain written disclosures to the purchaser. These rules may affect the ability of broker-dealers to make a market in, or trade our shares. In turn, this may make it very difficult for investors to resell those shares in the public market.

The Company currently acts as its own transfer agent, but it has selected an independent agent to act on our behalf upon completion of this offering.

LEGAL PROCEEDINGS

Bella Viaggio, Inc. is not currently a party to any legal proceedings. Bella Viaggio’s agent for service of process in Nevada is:   Val-U-Corp Services, Inc., 1802 North Carson Street, Suite 212,,Carson City, NV 89701. The telephone number is: (775) 887-8853

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Bella Viaggio’s executive Officer, Director and Control affiliate and their respective ages as of July 31, 2007 are as follows:

Directors:

Name of Director	Age

Ronald A. Davis	64

Executive Officers:

Name of Officer	Age	Office
Ronald A. Davis	64	President, Chief Financial Officer, Secretary and Treasurer
Ronald G. Brigham	55	Shareholder

The term of office for each director is one year, or until the next annual meeting of the shareholders.

Biographical Information

Set forth below is a brief description of the background and business experience of our executive Officer and Director for the past five years.

Ronald A. Davis, President, Member of the Board of Directors , age 64.

Ronald A. Davis joined Bella Viaggio on June 6, 2007 and is currently the President, Secretary, Treasurer and Director. Mr. Davis is the President of St. Vincent Press, Inc. St. Vincent Press is a short run press that intends to publish books whose subject matter deals with,  primarily, financial tax related issues.

Prior to his current positions, Mr. Davis was employed by Caffe Diva Group, Ltd., a U.S. based public Company engaged in the roasting and retail sale of gourmet coffee through a 46 store chain of espresso drive-thrus.

Mr. Davis commenced his career at Goldman Sachs & Co. in 1964 as an office boy. Following the completion of graduate school at the University of Southern California and military service, Mr. Davis returned to Goldman Sachs where he worked until joining Dean Witter & Co. (now Morgan Stanley). Areas of work responsibility included syndication and institutional sales. In 1981, Mr. Davis commenced advising high net worth individuals and their investments. In 1994, he was asked to take over the stewardship of Caffe Diva of which he was the CEO until September 2000. Mr. Davis received his B.S. in Business Administration from the University of Southern California. In 1967, he also received a Masters of Business Administration from the University of Southern California.

Mr. Davis has written two books, The Financial Impact on Conglomerates of Vertical and Horizontal Diversification and Managing Wealth: Improving Investment Returns In An Offshore Environment. In addition, Mr. Davis wrote an article published in Venture Magazine titled, Small Company Capital Formation Strategies. A new book is in the works, How the Poor Get Rich: Low Risk High Return Investing which should be available in the winter of 2007-2008. Mr. Davis is a past Adjunct Professor in the Graduate School of Business, Portland State University, Portland, Oregon where he taught courses on capital formation and new venture creation.

Mr. Davis currently splits his time approximately equally between St. Vincent Press and Bella Viaggio. This represents a commitment of about 10 hours per week for each Company; a total of 20 hours per week.

Mr. Davis will be able to spend up to 10 hours per week on the development of Bella Viaggio, Inc. at no cost to the Company.

Bella Viaggio’s Officer and sole Director has not been involved, during the past five years, in any bankruptcy proceeding, conviction or criminal proceedings; has not been subject to any order, judgment, or decree, not subsequently reversed or suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and has not been found by a court of competent jurisdiction, the Commission or the Commodity Futures trading Commission to have violated a federal or state securities or commodities law.

Employment Agreements

There are currently no employment agreements and none are anticipated to be entered into within the next twelve months.

Significant Employees

Bella Viaggio has no significant employees other than the Officer and Director described above, whose time and efforts are being provided to Bella Viaggio without compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to Bella Viaggio to own more than 5% of the outstanding common stock as of July 31, 2007, and by the Officers and Directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class

Common Stock	Ronald A. Davis 665 Ashford Place Brentwood, California 94513	1,033,333 shares	46.97%

Common Stock	Ronald G. Brigham 665 Ashford Place Brentwood, California 94513	1,000,000 shares	45.45%

The percent of class is based on 2,200,000 shares of common stock issued and outstanding as of July 31, 2007

DESCRIPTION OF SECURITIES

General

The authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share. 70,000,000 are designated as Common Stock and 5,000,000 are undesignated Preference Shares.

Common Stock

As of July 31, 2007, there are 2,200,000 shares of common stock issued and outstanding.  On June 6, 2007, 1,033,333 shares were issued to our Chief Executive Officer / Director, Ronald A. Davis for consideration of $1,250 in cash and services,  Ronald G. Brigham was issued 1,000,000 shares in consideration of $1,250 in cash on June 6, 2007, Jameson Capital, LLC was issued 100,000 shares in lieu of services rendered on June 6, 2007 and Kenneth Warneke was issued 66,667 shares in consideration of $1,000 cash on July 25, 2007.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of Bella Viaggio capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Company stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes, such as liquidation, merger or an amendment to the articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

SHAREHOLDERS

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Timothy S. Orr, Esquire, of Spokane, Washington, an independent legal counsel, has provided an opinion on the validity of Bella Viaggio, Inc.’s issuance of common stock and is presented as an exhibit to this filing.

The financial statements included in this Prospectus and in the Registration Statement have been audited by Kyle Tingle, CPA, LLC, 3145 East Warm Springs Road, Suite 450, Las Vegas, NV 89120 to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding Bella Viaggio’s ability to continue as a going concern) appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide for the elimination of the personal liability of our officers, directors, corporate employees and agents to the fullest extent permitted by the provisions of Nevada law. Under such provisions, the director, officer, corporate employee or agent who in his capacity as such is made or threatened to be made, party to any suit or proceeding, shall be indemnified if it is determined that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of our Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling our Company pursuant to the  foregoing provision, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

Bella Viaggio was incorporated on June 6, 2007, under the laws of the State of Nevada.

There are no promoters being used in relation with this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive any assets, services or other consideration from Bella Viaggio. No assets will be or are expected to be acquired from any promoter on behalf of Bella Viaggio. In addition, see Certain Relationships and Related Transactions on page 26.

DESCRIPTION OF BUSINESS

Business Development

Bella Viaggio, Inc. was incorporated on June 6, 2007, in the state of Nevada. Bella Viaggio has never declared bankruptcy, it has never been in receivership, and it has never been involved in any legal action or proceedings. Since becoming incorporated, Bella Viaggio has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations. Bella Viaggio is not a blank check registrant as defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan and purpose.

Business of Issuer

General

 Bella Viaggio Inc. is a development stage Company and was organized on June 6, 2007 to enter into salon and day spa industries.

We intend to operate a salon and day spa offering a full line of services to its clients in a one stop environment. Our Company intends to offer a full range of services traditionally found at hair only salons, tanning salons and nail salons.

We are a development stage Company that has generated no revenues from operations since our inception on June 6, 2007. We have incurred modest losses since our incorporation, have no operations and rely upon the sale of our securities and funds provided by management to cover expenses. In addition, our independent accountant has issued an opinion indicating that there is substantial doubt about our ability to continue as a going concern.

Since our inception, we have been primarily engaged in business planning activities, including researching day spa design trends, developing our economic models and financial forecasts, performing due diligence regarding potential store front locations, investigating and analyzing income and age demographics for areas surrounding potential locations, evaluating the community’s attitude toward business and searching for providers of additional capital to finance the build-out of our first location.

Additional capital must be obtained by us to implement our business plan and there is no assurance that financing to cover the costs of implementation of our business plan can be obtained. We do not, as of the date of this Prospectus, have any commitments from any provider of capital to provide the required funds.

We are currently working to identify an experienced Internet service provider to develop a comprehensive internet presence. Additionally, we plan on identifying local business organizations, service groups, small business development companies, and governmental organizations that may be instrumental in assisting us in making our services known to potential clients.

Local advertising will be initiated when resources become available. Direct mail will be utilized to offer discounts, increase consumer awareness and augment the individual client base.

Competition

The salon and spa industry is mature and has many levels of competition.  The industry in general is very fragmented, although a few large, well-capitalized companies exist on a national level, most of our competition will come from companies focused within their local or regional market.  Most companies have two methods of promoting revenues through corporate efforts consisting mainly of local media exposure and sales and promotions through their internet website.

Examples of large competitors include Aveda and their Environmental Spas. Elizabeth Arden Holdings and Mario Tricoci Salons which merged to create America's largest national salon and day spa Company. They currently have 30 Red Door Spas located in major metropolitan areas including: New York, Washington, Chicago, Dallas, Phoenix, San Francisco and London. Another major competitor is The Bliss Spas, a recent addition to French giant Louis Vuitton Moet, Hennesey's luxury stable which already includes Dior, Givenchy and Sephora - purchased for $30 million.

In addition to competing with these giants, insufficient cash flow and lack of marketing expertise may restrict our ability to succeed in the day spa sector. There can be no assurance that Bella Viaggio will ever be able to compete with any of the competitors described herein.  In addition, there may be other competitors the Company is unaware of at this time that would also impede or prevent the Company’s success.

Please see RISK FACTORS described herein.

Marketing

Many companies are regionally focused firms in terms of distribution.  An example includes Mario Tricoci Salons, with operations primarily in the Chicago, Illinois area. Hundreds of smaller competitors exist nationwide who operate in their local markets only.  Bella Viaggio has not, as of the date of this Prospectus, determined where or when a Company spa will be opened or operated.

Once the Company has secured its initial location and has built out the spa, operating inventory the Company intends to use, will be purchased. Bella Viaggio will embark on a two-pronged marketing campaign. The Company will, through direct marketing and selected media advertisements, target demographic areas most likely to contain potential clients for the services offered by Bella Viaggio. These marketing efforts are an integral part of our overall marketing and brand awareness plan.

The Company will develop a comprehensive website for busy working people and internet savvy consumers. The website will offer hair and skin care products for sale. Customers will find answers to common skin and hair problems. Spa services and prices will be listed as well as the ability for customers to schedule an appointment and purchase gift certificates. Further website amenities will include information on the background and experience of professional spa technicians.

Products and Services

Bella Viaggio will focus on branding, adding signature services and offering treatments and services that are preformed in an environment that will provide a union between our spa and nature. Bella Viaggio will appropriate services found in many different cultures—and other spas—in the world. We will identify the most popular treatments with the best operating margins and will winnow or deemphasize, less profitable services and wet rooms that are not multi-functional. Bella Viaggio intends to be creative in educating clients as to the value of the spa and salon services we offer.  As part of branding, our services will have a local flavor. The idea is to create something that is all your own—or at least that comes from your own zip code. For example, Bella Viaggio intends to have a holistic marketing stance that will include a unique approach to color, aroma, water and other treatments. Each day of the week, colors, floral arrangements, scents, music and other elements that appeal to the senses are changed.

Competitive Advantages

Bella Viaggio intends to compete with its local counterparts by offering more services and products to busy working families than regional competitors currently provide. In addition, according to Salon Today’s Spa Now Report, the industry averages less than ten percent of their total revenues from the sale of hair care and skin care products. Bella Viaggio plans to train their professional employees on customer service and selling techniques designed to raise the percentage of total revenues derived from the sale of hair and skin care products.

Please see RISK FACTORS described herein.

Website Consultant

As of the date of this Prospectus, Bella Viaggio has not hired any Consultants to assist in the development of our website.  When and if this registration becomes effective, the Company will interview and hire a Website Consultant to perform the following:

•	Design, construct and implement the website
•	Create and optimize graphics interface and HTML files to be uploaded onto a web server
•	Create navigation functionality and link set up onto multiple HTML pages
•	Design corporate logo
•	Assist in developing an overall internet marketing strategy to include links to industry related sites, placement of banners ads, search engine positioning, and email marketing campaigns.

Employees

Other than Bella Viaggio’s Director and Executive Officer who is currently donating his time to the development of the Company, there are no employees of the Company. Bella Viaggio has no intention to hire employees until the business has been successfully launched with sales revenues flowing into it. Bella Viaggio’s Officer and Director intends to do whatever work is necessary to bring the Company to the point of earning revenues from the sale of the products. Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.

REPORTS TO SECURITY HOLDERS

Bella Viaggio is not required to provide annual reports to security holders. After the registration of the shares to be sold by way of this prospectus, Bella Viaggio is expected to be fully reporting and will make available an annual report in the form of its report on Form 10-KSB, which will include audited financial statements.

Upon effectiveness of this Form SB-2, Bella Viaggio expects to be subject to the reporting requirements of the Securities and Exchange Commission ("SEC") and will file reports including, but not limited to, Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Event Reports on Form 8-K, and Proxy Statements on Schedule 14.

The public may read and copy any materials Bella Viaggio files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The Public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxies, information statements and other documents regarding issuers that file electronically with the SEC. The address of that site is www.sec.gov.

PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a start-up corporation attempting to enter into the day spa and salon industry. We have not yet generated or realized any revenues from business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our products to customers. Accordingly, we must raise cash from sources other than revenues generated from the sale of our promotional products.  Our only other source for cash at this time is investments by others in this offering.

We must raise cash to implement our project. The minimum amount of funds raised from the offering that we feel will allow us to implement our business strategy is $25,000. We feel if we can raise the maximum amount of the offering ($75,000), the Company will be able to accelerate the implementation of its business strategy by hiring more experienced marketing and design consultants.

The location the Company chooses for its initial spa and salon and the appeal of the products and services to potential clients will determine our success or failure.

It is essential to the Company's success that it can demonstrate timely delivery of the service menu at a price that is acceptable to potential clients. The Company anticipates that if it is to attract clients from other operators, not only will we have to offer an extensive menu, but will also have to operate at hours that coincide with busy person’s away-from-work schedule.

The Company's success is also reliant on its ability to purchase products used in its operation, as well as sold on the internet and in the spa, directly from the manufacturer. We cannot state whether we will be successful in negotiating competitive pricing from these manufacturers. The Company will not attempt to begin sourcing products until we have raised capital from this offering.

To meet our need for cash, we are attempting to raise funds from this offering. Whatever funds we do raise, will be applied to the items set forth in the Use of Proceeds section of this prospectus. If we can find a desirable location for a spa that we can build-out, and we receive a positive reaction from our potential clients, it is feasible we may have to attempt to raise additional money through a subsequent private placement, public offering or through loans to purchase additional inventory or finance working capital. If we do not raise all of the funds we need from this offering to complete our initial development phase, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

At present, our officer is unwilling to make any commitment to loan us any money at this time, but may reconsider if we find a desirable location at reasonable pricing.  At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it, we will either have to suspend development operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of money from this offering, it is estimated that it will satisfy expenditures for twelve to fourteen months. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise more money.

Attempting to raise additional capital after failing in any phase of our development plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. Our President will be responsible for the initial development efforts. Once the Company is ready to build its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire consultants for other development phases.  initially on a per job only basis to keep administrative overhead to a minimum.

From inception to July 31, 2007, the Company's business operations have primarily been focused on developing an executive marketing strategy, along with industry market research and competitive analysis. The Company has also dedicated time to the preparation of its registration statement, including accounting and auditing.

Over the next twelve (12) months the Company must raise additional capital after this registration statement becomes effective. The Company must begin the process of sourcing its products in order to supply perspective customers with product as well as provide an operating inventory. The Company must develop a web site in order to showcase its products, hire consultants and begin a sales and marketing campaign.

The Company anticipates it will be able to begin sourcing products within 120 days of this registration statement becoming effective. The sourcing process would entail the Company's management deciding which factories in France, Italy and China it would like to visit to purchase product samples and negotiate pricing and delivery of the products chosen. Once the Company has identified its potential product suppliers, the Company's President will travel to Asia and Europe to visit the identified product manufacturers. The Company anticipates it will have its initial product samples within 180 days of this registration statement becoming effective. The Company anticipates the minimum cost of travel and initial sample orders to be $5,000.

Once the Company has taken physical delivery of its initial product samples, the Company will have to develop a website to showcase its product line to prospective customers. The Company anticipates that the cost to fully develop the web site would be $15,000. The Company anticipates that the web site could be functional approximately 270 days after this registration becomes effective.

The Company anticipates the costs of its sales and marketing efforts to be approximately $29,000. The Company anticipates the sales cycle (the length of time between initial customer contact and sale completion) to be a minimum of 90 days. The Company anticipates it would complete initial product sales 360 days after this registration statement becomes effective.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. Bella Viaggio was incorporated in the State of Nevada on June 6, 2007; we are a development stage Company attempting to enter into the promotional products industry and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, and implementation of our business strategies. (See "Risk Factors").

To become profitable and competitive, we must first source desirable promotional products overseas, negotiate favorable pricing and delivery and purchase initial samples to provide to prospective customers.

We are seeking equity financing though this offering to provide for the capital required to source our initial. promotional products. Equity financing could result in additional dilution to existing shareholders. There is no assurance we will receive the required financing to complete our initial promotional product sourcing even if we are successful in raising proceeds from this offering we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations.

At the present time, Bella Viaggio has sufficient funds to address the administrative costs of this offering only. This assumption is based on the fact that, as of July 31, 2007, Bella Viaggio had cash on hand (less outstanding checks) of $3,275. As per Other Expenses Of Issuance And Distribution on page 31, Bella Viaggio intends to spend $7002.30 related to this offering. As of July 31, 2007, approximately $225.00 of the $7002.30 has already been spent, thereby leaving an additional $6,777.30 estimated to be spent on this offering. This leaves a negative ($3502.30) for general operating expenses while Bella Viaggio waits for this filing to become effective. However, as explained in Note 1 of the July 31, 2007 financial statements, Bella Viaggio has no established source of revenue and has suffered an operating loss in its initial periods of operations.

Bella Viaggio has no plans to undertake product research and development during the term covered by this registration. There are also no plans or expectations to purchase or sell any plant and or significant equipment in the first year of operations. Management also has no intention of hiring a significant number of employees during the first year of operations.

[Balance of this page intentionally left blank]

Expenditures

The following chart provides an overview of our budgeted expenditures by major area of activity for the twelve (12) month period upon effectiveness of this Registration Statement and subsequent sale of its common shares to the public.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold

GROSS PROCEEDS F ROM THIS OFFERING	$18,750	$37,500	$56,250	$75,000

Less: OFFERING EXPENSES
SEC Filing Expenses	$2,000	$2,000	$2,000	$2,000
Printing	$500	$500	$500	$500
Transfer Agent	$1,500	$1,500	$1,500	$1,500

SUB-TOTAL	$4,000	$4,000	$4,000	$4,000

Less: LOCATION RESEARCH
Research	$500	$1,000	$3,000	$4,000
Travel / Review Potential Sites	$1,000	$3,000	$5,000	$5,000
Initial Sample Purchases	$1,000	$1,000	$1,000	$1,000

SUB-TOTAL	$2,500	$5,000	$9,000	$10,000

Less: SALES & MARKETING
Web Site Development	$3,000	$7,500	$12,000	$15,000
Trade Show Attendance	$1,000	$2,000	$3,000	$4,000
Mass Email & Direct Mail Campaign	$2,500	$5,000	$7,500	$10,000

SUB-TOTAL	$6,500	$14,500	$22,500	$29,000

Less: ADMINISTRATION EXPENSES
Office, Stationery, Telephone, Internet	$1,000	$2,000	$2,000	$2,000
Legal and Accounting	$2,500	$5,000	$10,500	$25,000
Working Capital	2,250	$7,000	$8,250	$5,000

SUB-TOTAL	$5,750	$14,000	$20,750	$32,000

TOTALS	$18,750	$37,500	$56,250	$75,000

The above figures represent only estimated costs.

Legal and Accounting Fees: This item refers to normal legal and accounting costs associated with maintaining a publicly traded Company. Bella Viaggio expects to incur and pay these expenditures. throughout the year

Consulting and Professional Fees: These fees refer to the cost of consulting with industry experts.

Advertising and Promotional Expenses: This item refers to the cost of providing product and service information through the homebuilders associations, which is necessary to find small builders.

Communications Expenses: This item refers to telecommunication, website hosting, and all other related forms of communication costs.

Website Development: This item refers to all costs associated with Bella Viaggio’s website development.

Office, Rent, and Miscellaneous Expenses: This item refers to office rent, transfer agent fees, office supplies, postage, courier and other miscellaneous costs that have not been otherwise listed - such as bank service charges or other sundry items.

There can be no guarantee or assurance that the Company will be able to sell the shares it is registering within this prospectus.  If the Company is unable to sell its shares as described above its business would fail and shareholders would lose all of their investment.

DESCRIPTION OF PROPERTY

Ronald Davis is currently allowing the Company the use office space at no cost to the Company.  The Company’s mailing address is located at 665 Ashford Place, Brentwood, California 94513. The telephone number is (925) 420-6315.

Bella Viaggio does not own any real property.

Bella Viaggio does not have any investments or interests in any real estate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

There are no promoters being used in relation with this offering, except that under the definition of promoter in Rule 405 of Regulation C of the Securities Act of 1933, Ronald A. Davis, sole officer and director of Bella Viaggio, Inc. is considered a promoter with respect to this offering. No persons who may, in the future, be considered a promoter will receive or expect to receive assets, services or other consideration from us. No assets will be or are expected to be acquired from any promoter on behalf of Bella Viaggio. We have not entered into any agreements that require disclosure to our shareholders.

None of the following parties has, since the date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

•	The Officers and sole Director;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to the outstanding shares of common stock;
•	Any relative or spouse of any of the foregoing persons who have the same house as such person.

Bella Viaggio issued 100,000 shares of Common stock to Jameson Capital, LLC for $1,000 of services.  Value was determined as an arms length transaction between non-related parties.

Bella Viaggio issued 1,000,000 shares of Common stock to Ronald G. Brigham for $1,250 cash and services.  Value was determined as an arms length transaction between non-related parties.

Bella Viaggio issued 1,033,333 shares of Common stock to Ronald A. Davis for $1,250 cash and services.  Value was determined as an arms length transaction between non-related parties.

Bella Viaggio issued 66,667 shares of Common stock to Kenneth Warneke for $1,250 cash and services.  Value was determined as an arms length transaction between non-related parties.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for the common stock. Bella Viaggio anticipates applying for trading of the common stock on either the OTCBB upon the effectiveness of the registration statement of which this prospectus forms a part. However, Bella Viaggio can provide no assurance that the shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Holders of The Common Stock

As of the date of this registration statement, Bella Viaggio had one (1) registered shareholder.

Rule 144 Shares

A total of 2,133,333 shares of our common stock are available for resale to the public after June 6, 2008 and an additional 66,667 shares on July 25, 2008 in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a Company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	1% of the number of shares of the Company's Common Stock then outstanding which, in our case, will equal 22,000 shares as of the date of this prospectus; or

2.	The average weekly trading volume of the Company's Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Under Rule 144(k), a person who is not one of the Company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 2,033,333 shares that may be sold pursuant to Rule 144.  A non-affiliated entity, Jameson Capital, LLC, owns 100,000 Rule 144 shares and Kenneth Warneke, a non-affiliated person, owns 66,667 shares.  Timothy S. Orr, Attorney at Law, whom provided the opinion letter of validity of issuance of common stock provided as an exhibit herein is a member of Jameson Capital, LLC.

Stock Option Grants

To date, Bella Viaggio has not granted any stock options.

Registration Rights

Bella Viaggio has not granted registration rights to any persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Bella Viaggio, Inc. has not declared any dividends, and does not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

Name and principal position	Fiscal Year	Salary	Bonus	Other annual compensation	Restricted stock award(s)	Securities underlying options/ SARs	LTIP payouts	All other compensation

Ronald Davis Director, President	2007	0	0	0	0	0	0	0

There has been no cash payment paid to the executive officer for services rendered in all capacities to us for the period ended July 31, 2007. There has been no compensation awarded to, earned by, or paid to the executive officer by any person for services rendered in all capacities to us for the fiscal period ending December 31, 2007.  No compensation is anticipated within the next six months to any officer or director of the Company.

Stock Option Grants

Bella Viaggio did not grant any stock options to the executive officer during the most recent fiscal period ended July 31, 2007. Bella Viaggio has also not granted any stock options to the Executive Officer since incorporation on June 6, 2007.

Employment Agreements

There are no employment agreements

FINANCIAL STATEMENTS

BELLA VIAGGIO, INC.
(A Development Stage Enterprise)
FINANCIAL STATEMENTS

JULY 31, 2007

BELLA VIAGGIO, INC.
(A Development Stage Enterprise)

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Bella Viaggio, Inc.
Las Vegas, Nevada

We have audited the accompanying balance sheets of Bella Viaggio, Inc. (A Development Stage Enterprise) as of July 31, 2007 the related statements of operations, stockholders’ deficit, and cash flows for the period June 6, 2007 (inception) through July 31, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly,   we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit  also  includes  assessing  the  accounting principles  used  and  significant  estimates  made  by  management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bella Viaggio, Inc. (A Development Stage Enterprise) as of July 31, 2007 and the results of its operations and cash flows for period June 6, 2007 (inception) through July 31, 2007, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue.  This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kyle L. Tingle, CPA, LLC

September 28, 2007
Las Vegas, Nevada

BELLA VIAGGIO, INC.
(A Development Stage Enterprise)
BALANCE SHEET

July 31, 2007

ASSETS

CURRENT ASSETS	$3,275

Total current assets	$3,275

Total assets	$3,275

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Total current liabilities	$0

STOCKHOLDERS’ EQUITY
Common stock subscribed	$33,000
Common stock: $.001 par value; authorized 70,000,000 shares; none issued or outstanding at July 31, 2007	0
Preferred stock: $.001 par value; authorized 5,000,000 shares; none issued or outstanding at July 31, 2007	0
Accumulated deficit during development stage	(29,725)

Total stockholders’ equity	$3,275

Total liabilities and stockholders’ equity	$0

See Accompanying Notes to Financial Statements.

BELLA VIAGGIO, INC.
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS

June 6, 2007 (inception) to July 31, 2007

Revenues	$0

Cost of revenue	0

Gross profit	$0

General, selling and administrative expenses	29,725
Operating loss	$(29,725)

Nonoperating income (expense)	0

Net loss	$(29,725)

Net loss per share, basic and diluted	$(0.00)

Average number of shares of common stock outstanding	0

See Accompanying Notes to Financial Statements.

BELLA VIAGGIO, INC.
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-In	Common Stock	Accumulated Deficit During Development
	Shares	Amount	Capital	Subscribed	Stage	Total

June 6, 2007, issue common stock subscribed	0	$0	$0	$33,000	$0	$33,000
Net loss, July 31, 2007					(29,725)	(29,725)

Balance, July 31, 2007	0	$0	$0	$33,000	$(29,725)	$3,375

See Accompanying Notes to Financial Statements.

BELLA VIAGGIO, INC.
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS

June 6, 2007 (inception) to July 31, 2007
Cash Flows From Operating Activities
Net loss	$(29,725)
Adjustments to reconcile net loss to cash used in operating activities:
Stock based expenses	29,500

Net cash used in operating activities	$(225)

Cash Flows From Investing Activities	$0

Cash Flows From Financing Activities
Common stock scribed	$3,500

Net cash provided by financing activities	$3,500

Net increase (decrease) in cash	$3,275

Cash, beginning of period	$0

Cash, end of period	$3,275

Supplemental Information and Non-monetary Transactions:

Interest paid	$0

Taxes paid	$0

Stock subscribed for legal and consulting services	$29,500

See Accompanying Notes to Financial Statements.

BELLA VIAGGIO, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business:

Bella Viaggio, Inc. (“Company”) was organized June 6, 2007 under the laws of the State of Nevada for the purpose of owning and operating a chain of day spas and salons.  The Company currently has no operations or realized revenues from its planned principle business purpose and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises,” is considered a Development Stage Enterprise.

A summary of the Company’s significant accounting policies is as follows:

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of July 31, 2007.

Income taxes

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 “Accounting for Income Taxes,” and clarified by FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109.” A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Share Based Expenses

In December 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 123R “Share Based Payment.” This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, “Accounting for Stock Issued to Employees,” and amends FASB Statement No. 95, “Statement of Cash Flows.” This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements.  The Company adopted SFAS No. 123R upon creation of the company and expenses share based costs in the period incurred.

BELLA VIAGGIO, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

Going concern

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business.  Currently, the Company does not have cash nor material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.  The officers and directors have committed to advancing certain operating costs of the Company.

Recent Accounting Pronouncements

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, “Implementation Guidance for FASB 123 (R).”  The staff  believes the guidance in the SAB will assist issuers in their initial implementation  of  Statement  123R and  enhance  the  information  received  by investors and other users of financial  statements,  thereby  assisting  them in making investment and other decisions.  This SAB includes  interpretive guidance related to share-based payment transactions with non-employees,  the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected  volatility  and expected  term),  the  accounting  for certain redeemable financials instruments issued under share-based payment arrangements, the  classification  of  compensation  expense,   non-GAAP  financial  measures, first-time  adoption of Statement 123R in an interim period,  capitalization  of compensation cost related to share-based  payment  arrangements,  the accounting for income tax effects of  share-based  payment  arrangements  upon  adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” (“SAB No. 108”). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. In the year of adoption (fiscal years ending after November 15, 2006 or calendar year 2006 for us), the misstatements may be corrected as an accounting change by adjusting opening retained earnings rather than being included in the current year income statement. We do not expect that the adoption of SAB No. 108 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS 157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009.  We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

BELLA VIAGGIO, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 1.	Nature of Business and Significant Accounting Policies (continued)

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS No. 158”). SFAS No. 158 requires companies to recognize in their statement of financial position an asset for a plan’s overfunded status or a liability for a plan’s underfunded status and to measure a plan’s assets and its obligations that determine its funded status as of the end of the company’s fiscal year. Additionally, SFAS No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provision of SFAS No. 158 that will require us to recognize the funded status of our postretirement plans, and the disclosure requirements, will be effective for us as of December 31, 2006.  We do not expect that the adoption of SFAS No. 158 will have a material impact on our consolidated financial statements.

FAS  123(R)-5  was  issued  on  October  10,  2006.  The FSP  provides  that instruments  that were  originally  issued  as  employee  compensation  and then modified, and that modification is made to the terms of the instrument solely to reflect an equity  restructuring  that  occurs  when the  holders  are no longer employees, then no change in the recognition or the measurement (due to a change in  classification)  of those  instruments  will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic  value to the exercise price of the award is preserved,  that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in  contemplation  of an equity  restructuring;  and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner.  The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website.  We will evaluate whether the adoption will have any impact on your financial statements.

In February 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115” (hereinafter “SFAS No. 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company’s financial condition or results of operations.

BELLA VIAGGIO, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 2.	Stockholder’s Equity

Common stock

The authorized common stock of the Company consists of 70,000,000 shares with par value of $0.001.  On June 6, 2007, the Company authorized the issuance of 2,200,000 shares of its $.001 par value common stock at $0.015 per share in consideration of $3,500 in cash and $29,500 in legal and business services.  As of July 31, 2007, the shares were unissued and considered subscribed.

The authorized preferred stock of the Company consists of 5,000,000 shares with a par value of $.001. The Company has no preferred stock issued or outstanding.

Net loss per common share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.”  The weighted-average number of common shares outstanding during each period is used to compute basic loss per share.  Diluted loss per share is computed using the weighted averaged number of shares and dilutive potential common shares outstanding.  Dilutive potential common shares are additional common shares assumed to be exercised.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding during 2007 and since inception.  As of July 31, 2007 and since inception, the Company had no common shares outstanding.

Note 3.	Income Taxes

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Per Statement of Accounting Standard No. 109 – Accounting for Income Tax and FASB Interpretation No. 48 - Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No.109, when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

The components of the Company’s deferred tax asset as of July 31, 2007 are as follows:

2007
Net operating loss carryforward	$10,404
Valuation allowance	(10,404)
Net deferred tax asset	$0

BELLA VIAGGIO, INC.
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS

Note 3.	Income Taxes (continued)

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

	2007	Since Inception
Tax at statutory rate (35%)	$10,404	$10,404
Increase in valuation allowance	(10,404)	(10,404)
Net deferred tax asset	$0	$0

The net federal operating loss carry forward will expire in 2027.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

Note 4.	Related Party Transactions

The Company neither owns nor leases any real or personal property.  An officer or resident agent of the corporation provides office services without charge.  Such costs are immaterial to the financial statements and accordingly, have not been reflected therein.  The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

Note 5.	Warrants and Options

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Bella Viaggio has had no changes in or disagreements with the accountants.

OUTSIDE BACK COVER:

Until _______________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Under the NRS, director immunity from liability to a Company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a Company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1.	A willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	A violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	A transaction from which the director derived an improper personal profit; and

4.	Willful misconduct.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law, provided, however, that we may modify the extent of such indemnification by individual contracts with our Directors and Officers, and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	Such indemnification is expressly required to be made by law;

2.	The proceeding was authorized by our Board of Directors;

3.	Such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

4.	Such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advancement of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$2.30
Accounting fees and expenses	$3,500.00
Legal fees and expenses	$3,000.00
Miscellaneous	$500.00
Total	$7,002.30

Bella Viaggio is paying all expenses of the offering listed above.

RECENT SALES OF UNREGISTERED SECURITIES

We have sold securities within the past three years without registering the securities under the Securities Act of 1933 on three separate occasions.

On June 6, 2007, Bella Viaggio issued 1,033,333 shares of common stock for total consideration of $1,250.00 to Ronald A. Davis, current Chief Executive Officer and director of the Company. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On June 6, 2007, Bella Viaggio issued 100,000 shares of common stock to Jameson Capital, LLC for services rendered to it. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On June 6, 2007, Bella Viaggio issued 1,000,000 shares of common stock for total consideration of $1,250.00 to Ronald G. Brigham, founder of the Company. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On June 6, 2007, Bella Viaggio issued 66,667 shares of common stock for total consideration of $1,000.00 to Kenneth Warneke. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation

3.2	By-Laws

5.1	Legal Opinion with Consent

23.1	Consent of Accountant

UNDERTAKINGS

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, Bella Viaggio has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the Directors, Officers, or Controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, Bella Viaggio will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and Bella Viaggio will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Brentwood, State of California, on October 16, 2007.

BELLA VIAGGIO, INC.

By: /s/  Ronald A. Davis
Ronald A. Davis
President, Director

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/  Ronald A. Davis
Ronald A. Davis
President, Director
Chief Financial Officer
Chief Accounting Officer
Secretary/Treasurer, Director